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                                   EXHIBIT 5.1


                                December 13, 1996


Board of Directors
Boyd Gaming Corporation
2950 South Industrial Road
Las Vegas, Nevada  89109-1100

         Re:      Boyd Gaming Corporation: 3,000,000 shares of Common Stock

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be executed by Boyd Gaming Corporation (the "Company") on December 13, 1996, and filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,000,000 shares (the "Plan Shares") of Common Stock of the Company (the "Common Stock") issuable upon exercise of options which have been and will be granted pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

         It is our opinion that the Plan Shares, when issued and sold pursuant to the terms of the Plan, will be legally and validly issued, fully paid and non-assessable Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                           Sincerely,

                                           McDONALD CARANO WILSON McCUNE
                                           BERGIN FRANKOVICH & HICKS LLP



                                           By:  /s/  A.J. Hicks
                                                -------------------------------
                                                     A.J. Hicks, Partner